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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                               _______________


                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                               JANUARY 22, 1998
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                             OAK TECHNOLOGY, INC.
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              (Exact name of registrant as specified in charter)



         DELAWARE                     0-25298                    77-0161486
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



         139 KIFER COURT, SUNNYVALE, CALIFORNIA                        94086
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         (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code  (408) 737-0888
                                                   ----------------------------


                                      N/A
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

     On January 22, 1998, the Registrant issued a press release announcing simultaneously with releasing its fiscal second quarter results that it has decided to focus its resources on its three core markets: Optical Storage, Consumer Electronics, and Digital Office Equipment and therefore, will divest its graphics and audio businesses. The Registrant also announced that Mr. Richard Black, a director of the Registrant since 1987, will join the executive management team as president, and that it has added Mr. Young Sohn, president of Quantum Corporation's Enterprise and Personal Storage Group, to its Board of Directors. Furthermore the Registrant announced that its Board of Directors approved a stock repurchase plan authorizing, for a period of one year, the purchase of up to two million shares of the Registrant's Common Stock.

Item 7.  Exhibits.

     A copy of the Registrant's press release announcing its fiscal second quarter results, its decision to focus on its three core markets, the election of a new president and a new member to its Board or Directors, and the authorization of its stock repurchase plan is attached hereto as Exhibit 99.1 and incorporated herein by reference.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      OAK TECHNOLOGY, INC.
                                      -----------------------------------------
                                            (Registrant)


Date:  January 28, 1998       By /s/ Sidney S. Faulkner
                                --------------------------------------------
                                    Name:  Sidney S. Faulkner
                                    Title: Vice President, Finance
                                           Chief Financial Officer and Secretary
                                           (Principal Financial and Accounting
                                           Officer and Duly Authorized Officer)


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                               INDEX TO EXHIBITS




EXHIBIT NO.                        DESCRIPTION                              PAGE
-----------                        -----------                              ----

   99.1        Press Release disseminated January 22, 1998.